As filed with the Securities and Exchange Commission on May 31, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

(Name of small business issuer in its charter)

Delaware	4899	52-2175896
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
15/F East Wing Sincere Insurance Building 6 Hennessy Road, Wanchai Hong Kong 852-3104-9012
(Address and telephone number of principal executive offices)
15/F East Wing Sincere Insurance Building 6 Hennessy Road, Wanchai Hong Kong (Address of principal place of business or intended principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	1,000,000	$3.00	$3,000,000	$353.10
Common Stock, $.001 par value	200,000 (1)	$3.00	$600,000	$70.62
		TOTAL	$3,600,000	$423.72

(1) Represents shares offered by selling shareholders. The registration fee has been calculated pursuant to Rule 457(f)(2) assuming a price of $3.00 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

This Prospectus relates to the offer and sale of up to 1,200,000 shares of our common stock at a price of $3.00 per share.  We will offer and sell a total of up to 1,000,000 shares on a “best efforts” basis directly through our officers and directors who will not receive any commissions or remuneration for selling the shares.  There are no minimum purchase requirements and no arrangements to place any of the proceeds of the offering in escrow. This portion of the offering will terminate upon the earlier of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. The shares will not be offered through an underwriter and there are no minimum purchase requirements.  Net proceeds from sale of shares will be immediately available to the Company.

A total of up to 200,000 shares will be offered and sold by the selling stockholders identified in this Prospectus.  The selling stockholders will determine when they will sell their shares.  The Company will not receive any proceeds from the sale of the shares offered and sold by selling stockholders.  Selling shareholders who sell under the terms of this Prospectus will be required to sell at the disclosed fixed price of $3.00 per share.  This portion of the offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares, or (ii) the first anniversary of the date of this Prospectus.

There is currently no trading market for our securities.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to the public	Net Proceeds to Digital Network Alliance International, Inc. (1) (2) ) (3)
Per Share	$3.00	$3.00
Total Amount (1,200,000 Shares)	$3,600,000	$3,000,000 (3)

  (1) Assumes no commissions will be paid on shares that are sold.

 (2) Before expenses of the offering which we estimate will be approximately $39,000.

  (3) We will not receive any of the proceeds from the 200,000 shares being offered by the selling shareholders

This Prospectus will not be used before the effective date of the registration statement.

The date of this Prospectus is __________, 2005

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus.  It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

15/F East Wing

Sincere Insurance Building

6 Hennessy Road, Wanchai

Hong Kong

852-3104-9012

THE COMPANY

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC., ("we," "us," "our," the "Company" “Digital”), was incorporated under the laws of the State of Delaware on August 19, 1997 under the name of Sheffield Products, Inc.  We changed our name to Digital Network Alliance International, Inc. on November 30, 2004.

We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction.  In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

         From the date of our incorporation through June 30, 2004, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. In July 2004, we identified a business opportunity we wanted to acquire.

On July 21, 2004, we had a change of control as the first step in the business acquisition process.  On that date, Strong Win Limited, a British Virgin Islands corporation, acquired a total of 6,076,116 shares, or approximately 90% of the Company’s issued and outstanding common stock.   The aggregate purchase price for the shares was $50,000 which was paid in cash at closing out of the funds of the purchaser.

On August 13, 2004, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Digital Network Alliance Holdings, Inc., a British Virgin Islands corporation (“Digital BVI”) in a share exchange transaction. Digital BVI was incorporated under the laws of the British Virgin Islands on June 4, 2004. We issued 13,248,760 shares in the share exchange transaction for 100% or 10,000, of the issued and outstanding shares of Digital BVI’s common stock. As a result of the share exchange transaction, Digital BVI became our wholly-owned subsidiary.

Digital BVI is engaged in the business of providing satellite internet connections to customers in the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia, and the business of providing managed broadband services to commercial office buildings and apartment buildings in Singapore and Hong Kong.   The

services are provided through Digital BVI’s two wholly-owned subsidiaries, Digital Network Alliance (S) Pte Ltd., (“Digital Singapore”) and Digital Network Alliance (HK) Ltd. (“Digital Hong Kong”), which are incorporated in Singapore and Hong Kong, respectively.  Digital Singapore was incorporated on November 12, 2001 and Digital Hong Kong was incorporated on October 19, 2001.

THE OFFERING

Common Stock Offered by Company	We are offering a total of up to 1,000,000 shares at a price of $3.00 per share.
Stock Offered by selling shareholders	Up to 200,000 shares are being offered by the selling shareholders named in the Prospectus. The selling shareholders will determine when they will sell their shares.
Common Stock Outstanding

We currently have a total of 22,200,000 shares of common stock issued and outstanding.  In the event all shares we are offering are sold, we will have a total of 23,200,000 shares issued and outstanding following completion of this offering.

No Trading Market	Our common stock is not listed on any securities exchange, and there is currently no public trading market for our shares.
Risk Factors

Investment in our common stock involves a high degree of risk.  Among the significant risk factors are (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we commenced business operations during the first quarter of 2002, and have a limited operating history; (iii) the fact that we have no history of profitable operations and no assurance that we will be able to achieve profitability and (iv) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	Period Ended March 31, 2005 (Unaudited)	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003

Operating Statement Data
Revenues	1,104,454	1,244,939	1,044,579
Operating Expenses	145,401	373,454	332,392
Net Profit (Loss) from Operations	67,229	(110,349)	(56,939)
Net Profit (Loss) Per Share	0.00303	(0.01)	(0.01)
Balance Sheet Data
Total Assets	1,059,796	501,683	260,547
Total Current Liabilities	865,542	373,515	290,475
Shareholders Equity (Deficit)	192,288	125,059	(36,675)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have A Limited Operating History; Therefore It Is Difficult To Evaluate Our Financial Performance And Prospects.

Our two operating subsidiaries commenced business operations in January 2002, and have a limited operating history.   We are, therefore, subject to all of the risks inherent in a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you that in the future we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

We Have A History Of Incurring Net Losses; We May Never Achieve Profitability Which May Cause Us To Seek Additional Financing Or To Cease Operations.

We have a history of operating losses and until the first quarter of 2005, have incurred net losses in each fiscal quarter since our inception. We had a net profit of $67,229 for the first quarter of 2005, but we had a net loss of $106,350 for the year ended December 31, 2004, and a net loss of $50,602 for the year ended December 31, 2003.  We will need to expand our customer base and generate additional revenue to achieve profitability, and there is no assurance we will be able to do so.  It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. If we do not achieve sustained profitability, we may be unable to continue our operations.

We Require Additional Working Capital to Fund Expansion of Our Business.  There is no assurance that we will raise the necessary capital from this offering or from other sources sufficient to fund our business.

We require additional working capital to fund any significant expansion of our business.  As of March 31, 2005, the current amount of cash available on hand was approximately $25,000.  We currently have sufficient cash resources to meet our short-term needs and to finance our operations at their current level.  However, we will require additional working capital in order to significantly expand our business and achieve sustained profitability.  There is no assurance that this offering will be successful or that we will be able to locate other sources of capital which are available on terms which are acceptable to us. This is an unconditional or “no minimum” offering.  Therefore, if only a small number of purchasers acquire shares in this offering, they may be the only investors in the Company. If we do not raise significant capital from this offering and from other sources, we will be required to limit our operations to those which can be financed with the capital which is currently available and we will be required to abandon or significantly curtail any of our expansion plans.

Our Business Operations are Dependent Upon Various Third Party Agreements.  If these agreements are terminated or otherwise become unavailable, our business will fail.

We are dependent upon agreements with various third parties, including agreements with actual and potential competitors, in order to provide our services.  The necessary agreements include leases for satellite capacity and teleport services, agreements with telecommunications companies for worldwide connectivity, and agreements with local service providers in the various countries in which we seek to operate.  These agreements may be terminated unilaterally.  There can be no assurance that we will be able to obtain and maintain all of the necessary third-party agreements on terms that are acceptable, or that others will not obtain similar agreements on similar or better terms, which will allow them to compete with us.  If any of our existing agreements were terminated prior to their expiration date, were not renewed following expiration, or otherwise became unavailable or unenforceable, our business would fail unless we were able to enter into replacement contracts with other third party service providers, of which there can be no assurance.

Our Operations Are Dependent Upon the Satellite Network Infrastructure.  Disruptions or failures related to the satellite network would result in lost revenue and could cause our business to fail.

The performance and reliability of the satellite infrastructure is critical to our success.  A system failure or decrease in the performance of the network, causing an interruption of service or increases in response time for services, would have a negative impact on current and prospective users.  Potential sources of interruption include, but are not limited to: (1) system failure caused by natural disaster; (2) power loss or telecommunications failure;  (3) computer viruses or other tampering with the system; (4) destruction or loss of satellite; and (5) software errors.  We have little to no control over the satellite network infrastructure that is critical to our success.  Any disruption or failure of the satellite network infrastructure would result in lost revenue and could cause our business to fail.

We Must Comply with all Applicable Governmental Regulations in Each Country in which we Operate.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.

Our business is subject to substantial regulation in each country in which we operate.  Such regulations are likely to change over time and there is no assurance that we will be able to remain in compliance.  In most cases, the local service providers we contract with are responsible for compliance with applicable regulatory requirements in their local market including such things as obtaining any required satellite transmission license or Internet Service Provider license.  Changes in existing regulations which makes compliance more costly or difficult, enactment of new regulations which are more restrictive than current regulations, or any failure by our local service provider to comply with new or existing regulations is likely to have a material adverse effect on us and could cause our business to fail.

The impact of technological changes on our business cannot be predicted. Our success is likely to be dependent upon our ability to keep pace with technological changes in the telecommunications industry.

The telecommunications industry is often characterized by rapid and significant changes in technology, and the effect of technological changes on our future business cannot be predicted.  Prospective investors have no basis upon which to evaluate our ability to respond to such technological changes.  But, our failure to respond in a timely and cost effective manner, is likely to adversely affect our operating results and our competitive position, and may cause our business to fail.

We Operate in a Highly Competitive Industry.  There is no assurance we will be able to effectively compete.

We operate in a highly competitive environment.  Our actual and potential competitors include other satellite carriers, teleports, local telephone companies, wireless telecommunications providers, providers of network systems integration services, cable television companies and large telecommunications companies.  We do not have significant market share in any of the markets in which we currently operate, and most of our actual and potential competitors have substantially greater financial, technical and marketing resources than we do.  There can be no assurance that we will be able to achieve or maintain adequate market share or sales in order to achieve or maintain consistent profitability and in order to significantly expand our business operations.

Our success is dependent on retaining key personnel and hiring and retaining additional personnel.  We may be unable to hire and retain necessary key personnel.

Our success is largely dependent upon the continued services of our key management personnel as well as on our ability to identify, recruit, hire, train, manage, and retain qualified employees for technical, marketing and managerial positions.  The loss of services of certain existing key personnel, specifically Terence Yap and/or Chan Chi Fai, is likely to have an adverse effect on the Company.  Their loss would result in the loss of significant in-depth knowledge of our industry and markets and could cause our business to fail. In addition, the competitive market for qualified personnel in the telecommunications industry is expected to make it difficult for us to attract and retain new personnel which will be needed in order to allow us to expand our operations in the future.

We are subject to international economic and political risks, over which we have little or no control.

A significant portion of our business involves providing services in undeveloped countries in the Asia Pacific region.  Doing business outside the United States, particularly in undeveloped or underdeveloped countries in the Asia Pacific region, some of which have unstable or unpredictable political, social and economic conditions subjects us to various unique risks which often do not exist for companies doing business in western countries and in more developed regions of the world. This includes changing economic, political and social conditions, major work stoppages, exchange controls, currency fluctuations or devaluations, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises. We have no control over most of these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business.    Nationalization or expropriation could even result in the total loss of our investment in certain countries.

U.S. investors may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against us and our non-U.S. resident directors.

All of our operations are conducted through subsidiary corporations organized and located outside the United States and all of our assets and those of our subsidiaries are located outside the United States.   In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our subsidiaries are incorporated or where the assets of our subsidiaries are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

Risks Relating to Our Common Stock:

We have the right to terminate this offering at any time, even if only a limited number of shares have been sold.

We have the right, in our sole discretion, to terminate or discontinue, this offering at any time, and we could elect to terminate or discontinue it at a time when only a limited number of shares have been sold.  Early termination would limit the proceeds we receive from the offering which, in turn, is likely to limit our ability to significantly expand our operations.  In addition, early termination of the offering would make it more difficult to establish a viable market for our shares because of the limited number of shares available for trading in the public market.  In that event, any public market which is established is likely to have limited trading activity resulting in limited liquidity for our shareholders.

Resale of Our Shares May Be Difficult Because There Is No Current Market for Our Shares and it Is Possible That No Market Will Develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market, or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

The Offering Price for Our Shares Was Arbitrarily Determined and the price may have no relation to any recognized criteria of value.

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Persons Who Purchase Shares in this Offering Will Suffer an Immediate Substantial Dilution in the Value of Their Shares.

Our officers, directors and other current shareholders have acquired their interests in the Company at a cost substantially less than that which purchasers in this offering will pay for their stock.  Assuming all shares offered hereby are sold, of which there can be no assurance, the Company will have a total of approximately 23,200,000 shares issued and outstanding, having an estimated net tangible book value per share of $ 0.14 per share.    Therefore, it is estimated that purchasers in this offering will suffer an immediate dilution of approximately $2.86 per share, which represents approximately 95.33% of the offering price of $3.00 per share.   In addition, the amount of dilution suffered by persons who purchase shares in this offering will increase in the event that less than the maximum number of shares we are offering hereby is sold.

If a Trading Market Develops For Our Common Stock it is Likely to be Subject to the "Penny Stock" Rules of the SEC.  The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Our Management will maintain majority ownership of our shares following completion of this offering and as a result, we will be able to control the outcome of any shareholder vote.

Our management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the board of directors and to approve or prevent us from taking significant corporate actions requiring director and shareholder approval.  Our executive officers, directors and affiliates currently own, in the aggregate, approximately 15,128,996 of our outstanding common stock.  Following this offering, assuming it is fully subscribed, our executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 65.2% of our outstanding common stock.  If the offering is not fully subscribed, the percentage ownership of shares by our officers, directors and their affiliates will be greater than 65.2%.  The shares controlled by management could prevent us from entering into transactions that could be beneficial to other shareholders because interests of management could conflict with the interests of other shareholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the 200,000 shares being offered by the selling shareholders.   If we sell the maximum of 1,000,000 shares we are offering, we will receive proceeds of $3,000,000 before deduction of costs associated with this offering.  The following table provides information regarding our intended allocation of the net proceeds of this offering assuming various percentages of the total shares we are offering are sold and also assuming we do not pay broker/dealer commissions to sell the shares.

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering
Gross Proceeds	$ 3,000,000	$ 2,250,000	$ 1,500,000	$ 750,000	$ 300,000
Offering Expenses	40,000 (1.3%)	40,000 (1.7%)	40,000 (2.6%)	40,000 (5.3%)	40,000 (13.3%)
Net Proceeds	2,960,000	2,210,000	1,460,000	710,000	260,000

Business Expansion (1)	300,000 (10%)	337,000 (15%)	300,000 (20%)	150,000 (20%)	90,000 (30%)
Administrative Expenses	300,000 (10%)	225,000 (10%)	150,000 (10%)	75,000 (10%)	45,000 (15%)
Capital Expenditures (2)	600,000 (20%)	450,000 (20%)	225,000 (15%)	112,500 (15%)	60,000 (20%)
Acquisition of Businesses (3)	900,000 (30%)	562,500 (25%)	300,000 (20%)	150,000 (20%)	0 (0%)
Working Capital	860,000 (29%)	635,000 (28%)	485,000 (32%)	222,500 (30%)	65,000 (22%)
Total	$ 3,000,000	$ 2,250,000	$ 1,500,000	$ 750,000	$ 300,000

The principal purpose of this offering is to fund the expansion of our operations and the acquisition of equipment and other assets which will improve our efficiency and cost competitiveness.  Funds allocated to administrative expenses are primarily intended to be used for the expansion of the office and staff related expenses.  Funds allocated to working capital are primarily intended to be used to meet the increase in short-term accounts payable required during the expansion of the business.  The information above represents our best estimate of our intended allocation of the proceeds from this offering. However, the specified use of proceeds is based on our estimates, and actual expenses in one or more categories could vary from the budgeted amount(s).   Therefore, we reserve the right to change the use of proceeds as necessary to allow us to pay actual costs incurred.  In the event we incur brokerage commissions as a result of engaging brokers to assist in the sale of our shares, we intend to use funds otherwise allocated to working capital to pay such commissions.  The maximum amount which may be used to pay brokerage commissions is 10% of the gross offering proceeds.  Therefore, at each offering level, the amount shown in the table as being allocated to working capital could be reduced by as much as 10% of the gross offering proceeds at that level.

(1) The funds allocated to business expansion are primarily intended to be used for research and development on new products and services which we will believe will encourage business expansion.  We are currently considering the possibility of business expansion into media and gaming applications. In the event costs of business expansion exceed the estimated amounts, we intend to reduce the amount of funds allocated to working capital.

(2) The funds allocated to capital expenditures are primarily intended to be used for the setup of a satellite teleport in Hong Kong.  The estimated expenditures include the purchase of satellite related equipment and payment of installation costs.   The extent of the setup will depend on the funds available.  Changes in the cost of setting up the satellite teleport in Hong Kong may change the amount we allocate to capital expenditures.  In the event we require additional funds for this purpose, we may elect to reduce the amount of funds allocated to working capital. To the extent we do not have sufficient funds available for complete setup of our own satellite teleport, we also intend to work with our existing supplier to minimize the costs involved.

(3) The funds allocated to acquisition of businesses are primarily intended to be used to acquire the local network within one or more of the markets in which we operate. Although we have tentatively identified some potential acquisition targets, we may elect to approach to discuss possible acquisition, we have not yet initiated such discussions and we have no current agreements or commitments with respect to any material acquisitions.  The nature and extent of the acquisitions we will consider will depend upon the amount of funding available.

DETERMINATION OF OFFERING PRICE

The offering price of $3.00 per share for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

We have a history of operating losses and, until the first quarter of 2005, have incurred net losses in each quarter since inception.  In addition, our officers, directors and other current shareholders have acquired their shares of common stock at a cost substantially less than $3.00 per share.  As a result, purchasers in this offering will suffer immediate substantial dilution in the net tangible book value of their shares following completion of the offering, while our current shareholders will realize an increase in the net tangible book value of their shares.  The following table illustrates this per share dilution as of March 31, 2005, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares.

DILUTION TABLE
	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering
Offering Price	$3.00	$3.00	$3.00	$3.00	$3.00
Net Tangible Book Value Per Share Before Offering	0.01	0.01	0.01	0.01	0.01
Net Tangible Book Value Per Share After Offering	0.14	0.10	0.07	0.04	0.02
Dilution of Net Tangible Book Value to New Investors	2.86	2.90	2.93	2.96	2.98
Increase in Net Tangible Book Value to Existing Shareholders	0.13	0.09	0.06	0.03	0.01

The amount of dilution will vary depending on how many of the shares offered by the Company are sold.  See the following table:

PLAN OF DISTRIBUTION

         This Prospectus relates in part to shares we are offering for sale on a “self-underwritten” basis, and in part to shares being offered for resale by the selling shareholders named herein.  The plan of distribution for the shares we are offering is different than the plan of distribution for the shares being offered for resale by the selling shareholders.

Offering by Company.  We are offering a total of up to 1,000,000 shares for sale on a “self-underwritten” basis directly through Terence Yap and Edward Chan, two of our executive officers and directors named herein who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This portion of the offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or (iii) the date on which we elect to terminate this offering.  We may elect to terminate this offering early in the event we have difficulty selling the shares, in the event we elect to withdraw the registration statement and thereafter seek to raise capital through a private placement offering, in the event we determine that we have raised sufficient capital, or for other business reasons.

This fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of the Company.  We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption,

qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with their selling efforts in the offering, Mr. Yap and Mr. Chan will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Yap nor Mr. Chan are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Yap nor Mr. Chan will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Yap nor Mr. Chan are, or have been within the past 12 months, a broker or dealer, and neither of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Yap and Mr. Chan will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Neither Mr. Yap nor Mr. Chan participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Resales by Selling Stockholders.   The plan of distribution for the shares being offered for sale by the selling stockholders is that they may sell their shares of common stock either directly or through a broker-dealer in transactions in the over-the-counter market; -or on a stock exchange that lists our common stock.

Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus.  We have agreed to include the shares of the selling shareholders in the registration statement we are filing to offer shares for sale on our own behalf and have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares on behalf of the selling shareholders.  We estimate that we will incur legal and accounting fees of approximately $25,000 in conjunction with the preparation and filing of this registration statement.

The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

SELLING SECURITY HOLDERS

This Prospectus relates in part, to the offer and sale of 200,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $3.00 per share.  The selling stockholders will determine when they will sell their shares.  None of the selling shareholders is an affiliate of a broker/dealer. The following table sets forth information concerning the selling security holders including, (i) the number of shares owned by each selling security holder prior to this offering; (ii) the total number of shares that are to be offered for each selling security holder; (iii) the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering, and (iv) the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the Company.

	Shares owned prior to this offering	Shares to be offered pursuant to this offering	Total number of shares that will be owned upon completion of the offering	Percentage owned by each selling security holder upon completion of the offering
Joseph Dowling	50,000	50,000	0	0
Robbin J. Olson	25,000	25,000	0	0
Steve Bushansky	8,000	3,000	5,000.02%
Joseph Pioppi	2,000	2,000	0	0

Shelley Bennett	17,000	10,000	7,000	0.03%
John Pioppi	6,000	4,000	2,000	nil
Cosmo Palmieri	4,000	4,000	0	0
Frank Pioppi	2,000	2,000	0	0
Over-C Business Solutions Ltd.	100,000	100,000	0	0%
Total	214,000	200,000	14,000	0.06%

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.   None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position

Terence Yap Wing Khai	33	President, CEO and Director
Edward Chan Chi Fai	39	COO and Director
Eppie Wong Yuk Ping	33	CFO and Director
Michael Yap Chee Keong	64	Director
Leslie Terh Chiew Kim	63	Director
David Ho	52	Director
Paul Y.L. Tong	63	Director

Our executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected. The directors named herein will serve until the next annual meeting of shareholders following the date of this Prospectus, or until their successors have been appointed.   There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.  Terence Yap and Eppie Wong are married, and Michael Yap is the father of Terence Yap.  Other than our executive officers, we currently have no other significant employees.

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. We anticipate establishing such committees in the near future. During the fiscal year ended December 31, 2004, the Board of Directors has held 3 formal meetings, and has taken action 3 times by unanimous written consent.

Biographical Information

Terence Yap.  Mr. Yap is President, CEO and a Director of the Company.  He has been affiliated with the Company and its affiliated entities since January 2002, when he co-founded Digital Network Alliance (HK) Ltd.  From April 2000 to December 2002 he was the Director of Business Development for Skyhub Asia Co., Ltd., where he was responsible for the development of partnerships and alliances with various partners in Hong Kong and within the region.  Skyhub Asia’s main line of business was the provision of satellite services within the Asia Pacific region.  From June, 1999 to April, 2000, he was Business Development Manager of MCI WorldCom Asia Pacific, Ltd., where he was part of the business development team in the Asia Pacific region and was involved in mergers and acquisitions of licensed telecommunications companies, building of physical points of presence and negotiations with incumbent telecommunications operators.  MCI WorldCom’s main line of business was the provision of global data communication services.  From June, 1998, to June, 1999, he was distribution manager for Tele Media International H.K. Ltd (TMI), where he was responsible for distribution and sale of the company’s products and services within various countries in the Asia Pacific region.  TMI’s main line of business was the provision of data communication services within Europe and the Asia Pacific region.  From January 1996, to June 1998, he was employed by Hutchison Corporate Access (HK) Ltd., and Hutchison Corporate Access Pte. Ltd (HCA), first as senior market development executive and later as business development manager.  HCA’s main line of business is the provision of satellite data network services within the Asia Pacific region.  From June, 1995, to January, 1996, he was employed by Pacific Century Corporate Access Pte. Ltd. (PCCA), as a project engineer.  PCCA’s main line of business was the provision of satellite data networking services in the Asia Pacific region.  He is the spouse of Eppie Wong, who is the CFO and a Director of the Company.  He has a B.Bus degree from Swinburne University of Technology, Australia and an MBA from The Chinese University of Hong Kong.

Edward Chan.  Mr. Chan is Chief Operating Officer and a Director of the Company.  He has been affiliated with the Company and its affiliated entities since January 2002, when he co-founded Digital Network Alliance (HK) Ltd. From April 2000 to December 2001, he was a director and chief operating officer of Skyhub Asia Co Ltd., which was engaged in satellite network and data network design and project management.  Skyhub Asia’s main line of business was the provision of satellite services within the Asia Pacific region. From July 1996, to April 2000, he was marketing manager of Hutchison Corporate Access (HK) Ltd. HCA’s main line of business is the provision of satellite data network services within the Asia Pacific region.

Eppie Wong.  Ms. Wong is Chief Financial Officer and a Director of the Company.  She has been financial controller of the Company and its affiliated entities since January 2002.  From February 2001 to January 2002, Ms. Wong took time away from employment to care for a newborn infant.  From September 1999 to February 2001 she was assistant manager and projects administrator for New World China Enterprises Projects Limited (Hong Kong), where she was the China investment project manager.  New World China Enterprises’ main line of business was investment and project management of various businesses in China.  She supervised a team which was responsible for performing due diligence on potential investment projects in China and was involved in the negotiation and business planning phases of the projects.   From August 1997 to September 1999 she was employed by Deloitte Touche Tohmatsu (Hong Kong).  Deloitte’s main line of business is the provision of professional accounting services.  From August 1997 to January 1998 she was a staff accountant working within a group performing audit services for clients, and from  January 1998 to September 1999 she was a semi-senior accountant with responsibility for planning for several medium to large audit engagements and for various aspects of the audit process, and was also involved in the planning and execution of customer tax plans. From April 1996 to June 1997 she was an audit assistant with Teo Fong & Wong CPA (Singapore).  Teo Fong & Wong’s main line of business is the provision of professional accounting services in Singapore. From January 1995 to February 1996 she was an audit trainee with S.W. Wu & Co CPA’s (Hong Kong).  S.W.Wu & Co.’s main line of business is the provision of professional accounting services in Hong Kong.  In June 1997, she became a provisional member of the Institute of Certified Public Accountants of Singapore. In June 1998, she was admitted to the status of Certified Practising Accountant of the CPA’s of Australia (CPA Australia), and in January 1999 she became a member of the Hong Kong Institute of Certified Public Accountants (HKICPA).

She has a B.Bus degree from Swinburne University of Technology, Australia. She is the spouse of Terence Yap.

Michael Yap.  Mr. Yap has been a director of the Company since 2002.  He is one of the founding shareholders of Digital Network Alliance (Singapore) Pte Ltd.  Mr. Yap is a professional engineer and a chartered chemist by training.  Mr. Yap retired in 2000 and was not associated with any entities from the time of his retirement to his association with the Company in 2002.  He is the father of Terence Yap.

Leslie Terh Chiew Kim.  Mr. Terh is a director of the Company and is retired as a business executive and as a military officer (Lt-Col, retired).  Mr. Terh has been a director with the Company since December 2004.  From 1981 to 1985 he was Assistant Sales Manager in Southeast Asia for Radio Holland BV, a Dutch Multinational company which is part of the NedLloyd Group.  From 1988 to 1995 he was General Manager in Southeast Asia for Racal Electronics, a British Multinational company, and from 1995 to 1997, he was General Manager and Director of Projects for Asia Pacific Telecommunications Corporation, a Canadian Multinational company.  Mr. Terh retired from professional employment in 1997.  From 1963 to 1980 he was an active duty military officer in Singapore, where his appointments included serving as Commanding Officer of the School of Signal, Commanding Officer of the 1st Signal Battalion, Dy Chief of Signals, Head of Mindef Combined Arms and Joint Doctrine team and Chief Instructor, Singapore Command and Staff College.  From 1980 to 1992 he was in the

military reserves during which time his appointments included serving as Infantry Brigade Commander of the 6th Division and Division Support Command Commander of the 9th Division. Mr. Terh trained in a number of military academies, including the Federation Military College in Sungei Besi, Selangor, Malaysia, the British Royal Signals School in Yorkshire, UK, the School of Advanced Training for Officers (SAFTI), the Advanced Signal Officers Course, US Army Signal School, Fort Monmouth, New Jersey, and the Singapore Command and Staff College.

David Ho.   Mr. Ho has been a director with the company since December 2004.  He is the founder of Caltex South China Investments Limited, a petroleum company, and since 1982, has been its Executive Vice Chairman.  Through a private venture capital fund he also has interests in various other Asia Pacific and European companies with interests in manufacturing, leisure, media, construction, meat processing and real estate.  Mr. Ho has a B Sc. Mining Engineer degree from the University of Newcastle Upon-Tyne, England.

Paul Y.L. Tong.  Dr. Tong has been a director of the Company since December 2004.  Since 2001, he has served as a director for several companies including serving as non-executive director of Global China Group Holdings Ltd., a Hong Kong investment holding company, executive director of Hip Hing Constructions Co. Ltd, executive director of Lifestyle International Holdings Limited, Chairman (Asia Pacific) of Parsons Brinckerhoff International, Pte Ltd., Singapore, an international engineering consultant, and Senior Consultant to New World China Land Ltd, a Chinese property development and investment company based in Hong Kong.  From 1998 to 2001, Dr. Tong was an executive director of Lai Sun Development of Hong Kong, as well as Vice Chairman of Lai Fung Holdings Ltd.  From 1995 to 1998, Dr. Tong was CEO of Pacific Century Regional Developments Ltd., a Singapore property, infrastructure and life insurance company.  He has BSc and MSc degrees from Hong Kong University, and a PhD from the University of Manchester.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement, the stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Terence Yap (1) 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	9,330,012 (2)	42.03%

Edward Chan (1) Flat E, 40/F, Block 8 Riviera Garden Tsuen Wan, N.T. Hong Kong	2,152,924	9.70%

Eppie Wong (1) 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	1,800,507	8.11%

Michael Yap (1) 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	1,845,553	8.31%

Strong Win Limited, a BVI corporation 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	7,177,088	32.33%
Leslie Terh Chiew Kim (1) 1 Marine Vista, #15-81 Neptune Court S449025 Singapore	0	0%
David Ho (1) Unit 1605-1616, 16/F The Metropolis, Tower 10 Metropolis Drive, Hong Hum Kowloon, Hong Kong	0	0%
Paul Y.L. Tong (1) 29/F, New World Tower 16-18 Queen’s Road Central Hong Kong	0	0%
All officers and directors as a group (7 in number)	15,128,996(3)	68.15%

(1) The person named is an officer, director, or both.

(2) Includes 7,177,088 shares owned by Strong Win Limited, a British Virgin Islands corporation, of which Mr. Yap, who is a 50% owner of Strong Win Limited, may be deemed to be the beneficial owner.

(3) Includes 7,177,088 shares owned by Strong Win Limited. Strong Win Limited is 50% owned by Terence Yap and 50% owned by Eppie Wong, who are married.  For purposes of this table, Terence Yap has been deemed to be the beneficial owner of the shares owned by Strong Win Limited because he has investment power as well as the right to vote or direct the voting of such shares.

EXECUTIVE COMPENSATION

         The following table provides summary information concerning compensation awarded to, earned by, or paid to any of our officers and directors for all services rendered to the Company in all capacities for the fiscal years ended December 31, 2002, 2003 and 2004.

Name and Principal Position	Year	Salary	Other Compensation

Terence Yap, CEO	2002	$64,800	-0-
	2003	$64,800	-0-
	2004	$65,900	-0-
Edward Chan, COO	2002	$69,600	-0-
	2003	$69,600	-0-
	2004	$73,590	-0-
Eppie Wong, CFO	2002	$27,600	-0-
	2003	$27,600	-0-
	2004	$28,700	-0-

Indemnification of Officers and Directors

As permitted by Delaware law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

The Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for authorizing the unlawful payment of a dividend on the Company’s common stock or the unlawful purchase of its common stock.

DESCRIPTION OF SECURITIES

Common Stock.  The Company’s authorized capital stock currently consists of 200,000,000 shares of $0.001 par value Common Stock, of which 22,200,000 shares are currently issued and outstanding.

Voting Rights.  Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company, except that in the election of Directors, cumulative voting is permitted.

Preemptive Rights. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights.  In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption.  The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  However, under the terms of Delaware General Corporation Law, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company.  The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the current officers and directors acquired their shares in the Company at a cost substantially less than the offering price of $3.00 per share, and each of them may be considered to be a promoter of the Company.

In July 2004, Strong Win Limited, a BVI corporation, purchased 6,076,116 shares of the Company’s common stock for a purchase price of $50,000, or approximately $0.008 per share.  Terence Yap and Eppie Wong are the beneficial owners of Strong Win Limited, and as a result of this transaction, acquired beneficial ownership of 6,076,116 shares of the Company’s common stock at the price of approximately $0.008 per share.

The four selling shareholders, Equity Investors, Inc., Ambassador Capital Group, Inc., Glenn Little and Mid-Continental Securities Corp., who sold a total of 6,076,116 shares of the Company to Strong Win Limited in the change of control transaction described above, may be considered to be promoters of the Company.  They each acquired their shares in the Company for cash at a price of $0.001 per share, and sold their shares in the change of control transaction for a total of $50,000, or approximately $0.008 per share.

Terence Yap and Edward Chan formed Digital Singapore and Digital Hong Kong in October and November 2001, respectively, and acquired shares in those entities. In March, 2002, they formed Digital Network Alliance Holdings Pte., Ltd., a Singapore corporation as a holding company for Digital Singapore and Digital Hong Kong. In June, 2004, they formed Digital BVI to replace Digital Network Alliance Holdings Pte., Ltd.  as a holding company for Digital Singapore and Digital Hong Kong, and caused the shares in Digital Singapore and Digital Hong Kong to Digital BVI.    As a result of these transactions, Terence Yap, Clarence Chan, Eppie Wong and Michael Yap each acquired their shares in Digital BVI in June 2004 at a cost of approximately $1.00 per share.  In the share exchange transaction between the Company and Digital BVI completed in August, 2004, they exchanged their shares in Digital BVI for a total of 13,248,760 shares in the Company (based on an exchange ratio of approximately 1,324.9:1) As a result, each of these officers and directors acquired a portion of their shares in the Company at a cost of approximately $0.001 per share.

During the fiscal year ended December 31, 2003, the Company wrote off and charged to bad debt expense a total of $45,305, which was a balance due from Union Telecommunications Services Co. Limited, a Honk Kong company providing consultancy services.  The shareholders of Union Telecommunications Services Co. are Terrence Yap and Eppie Wong, each holding 50% of the shares.  The amount written off was non-trade in nature, unsecured, interest free and was repayable on demand.

In November 2004, the Company issued a total of 2,000,000 shares to two consultants pursuant to a registration statement on Form S-8.  For purposes of the registration statement on Form S-8, the shares were valued at a price of $0.10 per share.  A total of 300,000 were issued to Mr. Mark Anthony for services related to business strategy, marketing and pricing matters in the U.S.  A total of 1,700,000 shares were issued to Mr. Wai Hon Chiu for services related to developing and improving the Company’s existing telecommunications technology and delivery in the Asia Pacific region and development of the Company’s business particularly in China.  Mr. Chiu has more than 10 years experience in technology-related businesses in China.

As of March 31, 2005, the Company has an unsecured loan of $6,515 due to Mid-Continental Securities Corp, a shareholder of the Company. Mid-Continental was a shareholder of the Company prior to August 2004, when the Company completed the share exchange with Digital BVI.  The loan was made in 2004, but is not evidenced by a promissory note or other form of loan agreement. The loan is interest free and repayable on demand.   The Company does not intend to use any of the net offering proceeds to pay this loan.

 As of March 31, 2005, the Company has a related party receivable in the amount of $36,346 from Strong Win Limited, a stockholder of the Company. The receivable originated when a consolidated subsidiary made advances related to the reverse acquisition of the Company on behalf of the stockholder.  The receivable bears no interest and is payable on demand.

DESCRIPTION OF BUSINESS

BACKGROUND

         We were incorporated under the laws of the State of Delaware on August 19, 1997, under the name of Sheffield Products, Inc. We changed our name to Digital Network Alliance International, Inc., on November 30, 2004.

We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.  The registration statement on Form 10-SB became effective on or about November 11, 2002.

         On July 21, 2004, we had a change of control as the first step in the business acquisition process. Strong Win Limited, a British Virgin Islands corporation, purchased 6,076,116 shares, (or approximately 90%) of our then issued and outstanding shares, from 4 of our major shareholders for a purchase price of $50,000.  The four selling shareholders, Equity Investors, Inc., Ambassador Capital Group, Inc., Glenn Little and Mid-Continental Securities Corp. The shareholders were promoters of the Company who acquired their shares in the Company for cash at a price of $0.001 per share. Following the sale transaction, the selling shareholders retained 469,374 shares.  The remaining 205,750 shares which were issued and outstanding at that time were owned by a group of approximately 25 individuals who acquired their shares for cash at purchase prices ranging from $0.05 to $0.50 per share.

         On August 13, 2004, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Digital Network Alliance Holdings (BVI), Inc., in a share exchange transaction. We issued 13,248,760 shares of our common stock in the share exchange transaction in exchange for all of the issued and outstanding stock of Digital Network Alliance Holdings (BVI) Inc.

The Company was introduced to Sheffield Products, Inc. by First Asia Finance Group Limited, a Hong Kong registered investment advisor which presented the Company’s business plan and financial statements to the board of directors of Sheffield.  First Asia also assisted the Company in its negotiations related to the change of control and business combination transaction with Sheffield Products, Inc., and assisted it with completing certain restructuring prior to the change of control and business combination, including the formation of Digital Network Alliance Holdings (BVI), Inc., as a holding company for its two operating subsidiaries.  Terence Yap participated in the negotiations on behalf of the Company.  The board of directors of Sheffield Products, Inc. participated in the negotiations on its behalf.

As a result of the share exchange transaction, Digital Network Alliance Holdings (BVI) Inc. became our wholly-owned subsidiary.

         The former stockholders of Digital Network Alliance Holdings (BVI) Inc. acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although Digital Network Alliance Holdings (BVI) Inc. became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Digital Network Alliance Holdings (BVI) Inc., whereby it is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

 THE BUSINESS

We are in the business of providing telecommunication services to developing markets and niche segments in the Asia Pacific region.

Digital Network Alliance Holdings (BVI) Inc. has been an investment holding company since inception.  All of our business operations are carried on through the two operating subsidiaries.  The two operating subsidiaries are Digital Network Alliance (S) Pte Ltd., a Singapore corporation (“DNA Singapore”), and Digital Network Alliance (HK) Ltd., a Hong Kong corporation (“DNA Hong Kong”). DNA Singapore and DNA Hong Kong perform identical business activities.  They are separated via market coverage.  DNA Singapore manages business activities in Singapore and Indonesia.  DNA Honk Kong conducts and manages the business activities in Honk Kong, Mongolia, Bangladesh and Pakistan.  Both entities engage in Satellite Internet Services and Managed Broadband Services.

Satellite Internet Services

For purposes of providing satellite internet services, we have leased satellite capacity and teleport services from China Digital satNet Ltd.  The teleport is the central satellite earth station where all satellite and data communications’ equipment are installed and managed.  It is also the central location where all remote sites in various countries are connected in order to facilitate communication.  We pay a fee for satellite capacity and teleport services based upon the amount of satellite capacity subscribed for from time to time.  Agreements are based upon 12 month terms with automatic renewal provisions.  Satellite capacities can also be reduced or increased at any time without penalties.  The performance and reliability of the satellite infrastructure is critical to our success.  A system failure or decrease in the performance of the network, causing an interruption of service or increases in response time for services, would have a negative impact on current and prospective users.  Potential sources of interruption include, but are not limited to: (1) system failure caused by natural disaster; (2) power loss or telecommunications failure;  (3) computer viruses or other tampering with the system; (4) destruction or loss of satellite; and (5) software errors.  Any disruption or failure of the satellite network infrastructure would have a material adverse effect on us and could cause our business to fail.

We repackage and resell the satellite internet services as a comprehensive selection of “back end” services to local service providers based in the various countries in which we currently operate.  The relationships with local service providers are controlled by service agreements (See exhibit 10.5).  We charge each local service provider a fee based upon the amount of bandwidth subscribed.  The higher the bandwidth subscribed, the higher the fees charged.  As the number of end-users serviced by a local provider increases, that local service provider will need to increase the amount of bandwidth it subscribes for in order to maintain the quality of services to its end users.

The local service providers are responsible for complying with all regulatory requirements in the countries in which they operate.  This generally means that they must have both a satellite transmission license and an Internet Service Provider (ISP) license.  The local service providers are also responsible for marketing and selling our services in their local markets and for connecting customers to their network.

Our services are available for data, voice and internet applications with either one-way or two-way connectivity.  Our Simplex service is “receive only” service, meaning that only the return or downlink is via satellite.  The uplink is via terrestrial infrastructure (i.e. copper wire, fiber optic), where the customer already has an existing line.  The Simplex service increases the users’ downstream bandwidth, thereby helping to eliminate the most common bottleneck in operation of computer networks.  Simplex services are offered as either a dedicated or a burstable package.  Dedicated service provides a guaranteed data rate.  Burstable service provides a guaranteed data rate with the ability to draw higher data rates when available.

Our Duplex service provides two-way connectivity meaning that both the uplink and the downlink to and from the Internet backbone are via satellite, thereby permitting users to bypass direct local connections, which may be unreliable or unavailable.  The Duplex service is available as either asymmetrical (higher speed downstream than upstream) or symmetrical (the same speed upstream and downstream) service.

We have contracts with both France Telecom (See Exhibit 10.4) and MCI for worldwide connectivity.  When data comes from a customer of one of our local service providers, it is first connected to their satellite dish in the country of origin and is transmitted via satellite to our teleport in Hong Kong.  From our teleport in Hong Kong it is “routed” or connected to either France Telecom or MCI to be transmitted to its final destination.  A monthly fee is paid based upon the bandwidth that is subscribed by us for connectivity to the internet backbone via France Telecom and MCI.  Subscribing bandwidth from two operators provides redundancy in the event of route failure.  Routing of data to either France Telecom or MCI is determined by customer request or availability of bandwidth.  We attempt to play an active role to ensure that the traffic volumes on both routes are balanced to ensure that congestion is minimized and that the routes are effectively and efficiently utilized.

Managed Broadband Services

Our managed broadband services focus on providing in-building managed services including internet leased line access, broadband access, wireless solutions, infrastructure build-out and management and network planning.  By focusing on “last-mile” services within the building, we attempt to avoid direct competition with incumbent telecommunication operators within the retail markets.  Instead, we install our own infrastructure within an apartment building or commercial building and lease a dedicated internet connection from the incumbent telecommunications operator and then offer our managed broadband services to residents of the apartment building or businesses located in the commercial office building.  In other words, we sublease internet bandwidth to each tenant subscribing to our broadband services within the building.  In both Hong Kong and Singapore there are several telecommunications operators who lease dedicated external internet connections.  As a result, in providing our managed broadband services we have a variety of suppliers to choose from which helps to ensure both quality services and cost competitiveness in these markets.

The management agreements with the serviced apartments range from 1 to 3 years.   (See Exhibit 10.2)  Fees are collected based upon the number of users on a monthly basis in each building.   We also provide a service known as Smart building design, which allows us to provide planning, designing and installation of infrastructures that will enable smart applications such as wireless broadband access, control access solutions, security and surveillance solutions and communication network installations within the building.

GOVERNMENT REGULATION

There is limited government regulation of our business in the markets in which we operate.  Our operating subsidiaries in Hong Kong and Singapore are licensed as local service providers in those markets and maintain their licenses by filing necessary documents and paying required fees on an annual basis.  In other markets, we contract with local service providers who are responsible for complying with applicable regulatory requirements, if any.  In general, we do not expect existing or probable government regulation to have any significant impact on our business for the foreseeable future.

CURRENT OPERATIONS

Satellite Internet Services

We are currently providing satellite network services to customers in Mongolia, Pakistan, Indonesia and Bangladesh.  Each country is able to receive Simplex and Duplex services.  The type of service provided is dependent on each customer in each country.  The following is a brief summary of the nature and extent of our current operations in each of these countries.  In each market, the “Number of Customers” indicates the number of local service providers with which we have a relationship.

Mongolia   We are currently providing satellite connectivity to France Telecommunications Long Distance which allows it to extend its Internet IP transit services to Internet Service Providers (ISPs) in Mongolia.

We are also providing domestic satellite connectivity to multi-national corporations (MNCs) located in remote regions of the country where basic telecommunications infrastructure is not available.  The satellite connectivity service enables these MNCs to communicate effectively (telephony and data communications) with the rest of the world.

Customers:

Number of Customers	Number of End Users (Approximate)
2	4 (Corporate) 2000 (Retail)

Pakistan   We are currently providing simplex downlink connectivity to ISPs, MNCs, and Government Organizations located throughout Pakistan.  This simplex downlink service provides cost effective high speed download services as an alternative to more expensive and unreliable terrestrial connectivity provided by local incumbent operators.

Customers:

Number of Customers	Number of End Users (Approximate)
25	35 (Corporate) 10,000 (Retail)

Indonesia    We are currently providing dedicated satellite internet access to MNCs located within the Jarkata Stock Exchange building which has a number of international financial institutions as tenants.  The Jakarta Stock Exchange itself is also using our services.

We are also providing satellite connectivity to MNCs and ISPs located outside the major city of Indonesia.

Customers:

Number of Customers	Number of End Users (Approximate)
7	70 (Corporate) 2000 (Retail)

Bangladesh   In partnership with local service providers, we are currently providing dedicated satellite Internet connectivity to ISPs, MNCs and governmental organizations in Bangladesh.  The satellite internet connectivity enables these customers to have access to reliable internet backbone connections for voice and data communications.

Customers:

Number of Customers	Number of End Users (Approximate)
7	3 (Corporate) 1000 (Retail)

Managed Broadband Services

  We are currently providing managed broadband services to one location in Singapore and to eight separate locations in Hong Kong.  The following is a brief summary of the nature and extent of our current operations in each of these areas:

Singapore    DNA Singapore holds an ISP license which enables the Company to provide Internet access and value-added telecommunication services in Singapore.  The value-

added services include, wireless internet access roaming services within the building and on-site customer support, including office data network installation and configuration.  We focus on “last mile” solution within  buildings.  As such, we install our own infrastructure within the building and lease a dedicated internet connection from the incumbent telecom operator.

We are currently working with StarHub Pte Ltd, the second largest telecommunications service provider in Singapore, to provide managed Internet services in a commercial building with an approximate gross floor area of 312,000 sq ft.

Locations:

Number of Locations	Number of End Users (Approximate)
1	6

Hong Kong   We are currently working with PCCW and Hutchison Telecoms to provide last mile connectivity to eight different locations in Hong Kong, including both serviced apartments and commercial business centers.

Locations:

Number of Locations	Number of End Users (Approximate)
8	100 (Retail)

CUSTOMERS AND MARKETING

We market our satellite internet connection services in developing countries within the Asia Pacific region where the telecommunications infrastructure is not fully established. The target customers include local service providers such as internet service providers and telephony carriers as well as multi-national corporations and governmental organizations within the same areas.  We have directly marketed to local service providers.  Direct marketing includes conference calls, emails and direct sales pitches with potential customers. Local service providers contract for our services and are then responsible for distributing and selling our services within their local markets.  Future marketing efforts are dependent on the proceeds of this offering.  If this offering is successful we hope that future marketing efforts will include offering additional services such as voice transmission (Voice over IP) and content distribution to existing customers as well as seeking to expand into other developing countries within the Asia Pacific region including Nepal, Afghanistan, Iran, Iraq, South Africa and China.

There is no guarantee that this offering will be successful or that we will be able to expand our marketing efforts.

We market our managed broadband services to customers in Singapore and Hong Kong where terrestrial high-speed broadband is easily available at cost effective prices.   Our target customers include hotels and serviced apartments, business centers, commercial buildings and industrial zones.   We lease a dedicated internet connection from an incumbent telecommunications operator and then install our own infrastructure within the building and offer terrestrial packaged access services to tenants or occupants in the building.  Future marketing efforts are expected to include offering services to additional locations in Hong Kong and Singapore as well as expanding such services to additional areas within the Asia Pacific region including China, Vietnam, Malaysia and Indonesia.

COMPETITION

We operate in a highly competitive environment and have only a small market share in each of the markets in which we currently compete.

In the market for satellite Internet services, competition is primarily by price, flexibility and service quality.  Our primary competitors in the markets in which we currently operate include Hawaii-Pacific Teleport, Singapore Telecommunications and Ipstar Co, Ltd, a company which is based in Thailand.  Our ability to compete in this market has the been the result of several factors including (i) the fact that our small size allows quick implementation of services, where larger organizations might be hindered by the need for more internal approvals and may therefore be slower to implement services; (ii) effective working relationships with suppliers which has allowed us to provide flexible and customized solutions to customers such as packaged equipment financing, shorter term contracts and credit relaxation to long-term customers; (iii) extensive local market understanding provided by our management team; (iv) fewer employees allows us to operate with lower overhead costs compared to larger organizations; and (v) excess satellite capacity providing us with flexibility to select satellites which provide the most cost effective and efficient solutions.  We believe excess capacity currently exists because there is more satellite capacity available in the market than the demand.  The availability of excess capacity allows us the option to switch satellite operators in the event that terms offered by our current provider are no longer as competitive as the market.  Although we have no reason to believe that excess capacity will not continue to exist, there is no guarantee that such excess capacity will continue going forward.

In the market for managed broadband services, competition is primarily by quality and customization of services.  Our primary competitors in the markets in which we currently operate include i-Cable, a Hong Kong based company and Singapore Telecommunications.  Our ability to compete in this market has been the result of several factors including (i) higher efficiency and lower costs resulting from our relatively smaller operating size which has allowed us to respond quickly to changing market conditions, (ii) the ability to offer flexible services such as short term usage plans (1 day, 3 days, 7 days and 1 month) as a result of our management of last mile connectivity, (iii) our smaller operating size which has allowed us to provide dedicated and efficient customer support services, and (iv) controlling of bandwidth costs and margins as a result of our management of last mile connections within the building.

Our ability to compete is also dependent upon agreements with various third parties, including agreements with actual and potential competitors, in order to provide our services.  The necessary agreements include leases for satellite capacity and teleport services, agreements with telecommunications companies for worldwide connectivity, and agreements with local service providers in the various countries in which we seek to operate.  There can be no assurance that we will be able to obtain and maintain all of the necessary third-party agreements on terms that are acceptable, or that others will not obtain similar agreements on similar or better terms which will allow them to compete with us.  If any of our existing agreements were terminated prior to their expiration date, were not renewed following expiration, or otherwise became unavailable or unenforceable, it would have a material adverse effect on us and could cause our business to fail.

EMPLOYEES

We currently have a total of 7 employees.  All 7 of these employees are full-time and of 4.  In the 12 months following completion of this offering, we intend to add 5 or more additional employees to work in sales and marketing, engineering and customer support.

PROPERTY AND FACILITIES

We currently lease our office facilities in Hong Kong under a lease which is renewable annually.  The office space consists of a total of approximately 800 square feet for which the current monthly rental rate is $850.

We currently lease both satellite capacities and teleport services from China Digital satNet Ltd (“CSN”).  The location of the satellite is approximately 35,000 km above the earth at 110.5’ East.  The location of the satellite teleport is Room 2002, Sino Favour Center 1, Yip Street, Chai Wan, Hong Kong.  Under the terms of our lease agreement with CSN, they provide the necessary satellite capacity in Sino Sat 1A.  The satellite capacity requirement depends on our actual business needs.  CSN also provides all equipment used in the provision of services including earth stations, modems, redundancy equipment, power supply and generator units, cabling and other related hardware and software, as well as continuous maintenance and hotline support services.   In the event we have sufficient funds available from completion of this offering, we intend to acquire or build our own teleport in Hong Kong.  We are currently the largest user of the China Digital satNet Ltd. Hong Kong teleport facility.   In the event we do not have sufficient funds available to acquire or build our own teleport, we intend to seek to enter into an agreement with China Digital satNet Ltd. to manage the operation of its Hong Kong teleport.

REPORTS TO SECURITY HOLDERS

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this prospectus which are not statements of historical fact are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 7. These and other factors may cause our actual results to differ materially from any forward- looking statement.  We caution you not to place undue reliance on these forward-looking statements.  Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

CRITICAL ACCOUNTING  POLICIES AND ESTIMATES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. None of the Company’s deposits are insured by the Federal Deposit Insurance Corporation or any other entity of the U.S. government.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.  The Company has not experienced any losses relation to doubtful accounts as of December 31, 2004 and 2003 that have not been subsequently collected.

Prepaid Expenses

Prepaid expenses consist primarily of prepayments made to contractors for circuits and services not yet received by the Company.

Plant and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred.  Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation related to property and equipment used in production is reported in cost of sales.  Property and equipment are depreciated over their estimated useful lives as follows:

Computer equipment

2 years

Office equipment

4 years

Network equipment

3 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company also evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Deposits

The Company commonly receives payments of deposit in advance for circuits and voice termination services to be provided to customers. Those deposits are recognized into income in accordance with the Company’s revenue recognition policy, as stated below.

Revenue Recognition

Revenue from provision of voice termination, satellite and broadband internet services is recognized as earned when the following four criteria are met: (1) pervasive evidence of an arrangement exists; (2) delivery has occurred or the services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Foreign Currency and Comprehensive Income

The accompanying consolidated financial statements are presented in United States (US) dollars. The functional currency is the Singapore dollar (S$) and Hong Kong dollar (HK$). The consolidated financial statements are translated into US dollars from S$ and HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants.

  OVERVIEW

Our overall objective is to build a comprehensive telecommunications network which delivers cost-effective services to our customers within the Asia Pacific region, and beyond.  This is a long-term objective, involving many elements, and there is no assurance that it can be achieved.  Our ability to do so will be dependent upon a number of factors including, but not limited to, our ability to achieve and maintain strategic partnerships and alliances with various local partners and suppliers, our ability to achieve profitable operations, and the availability of necessary working capital.

Our plan of operations for 2005 and for the twelve months following completion of this offering includes both expansion and improvement of our existing operations as well as commencement of new operations.  Both the extent to which we are able to implement this plan of operations and the timing of its implementation, will be dependent to a large extent on the availability of working capital either from this offering, or from other sources.  Since there is no assurance that this offering will be successful, or that working capital will be available to us from other sources, there is also no assurance regarding the extent to which we will be able to implement our plan of operations within the foreseeable future.

The Company does not directly carry on any business activities.  Instead, all operations are carried on through its operating subsidiaries Digital Network Alliance (S) Pte., Ltd. (“Digital Singapore”) and Digital Network Alliance (HK) Ltd. (“Digital Hong Kong”), which are incorporated in Singapore and Hong Kong respectively.  These operating subsidiaries were incorporated on November 12, 2001 and October 19, 2001, respectively, and each of them commenced operations in January 2002.

Through its operating subsidiaries, the Company is engaged in the business of providing satellite internet connections to customers in the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia, and the business of providing managed broadband services to commercial office buildings and apartment buildings in Singapore and Hong Kong.

The following discussion concerning the results of operation, liquidity and capital resources of Digital Network Alliance International, Inc. (the “Company”), is based solely upon the business operations that are carried on by the Company’s operating subsidiaries for the years ended December 31, 2004 and 2003, and for the three month interim periods ended March 31, 2005 and 2004.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004 COMPARED WITH YEAR ENDED DECEMBER 31, 2003

Net sales for the years ended December 31, 2004 and December 31, 2003 were $1,244,939 and $1,044,579, respectively, which represents an increase of $200,360, or approximately 19%, from 2003 to 2004.  This growth in net sales is attributable to general growth in our business, but there are two factors which had the most significant impact.  During the fourth quarter of 2004 we began a new service providing voice termination services in Hong Kong, and had revenues of approximately $48,322 during the quarter.  In addition, during 2004 revenues from our broadband services in Singapore increased by approximately 78%, from $34,094 in 2003, to $60,711 in 2004.   This increase in revenues from broadband services in Singapore was primarily attributable to an increase in the number of customers using DNA’s services within the Parkview Square property.

Cost of goods sold for the year ended December 31, 2004 was $981,834 compared to $769,126 in 2003.  The increase of $212,708, or approximately 28%, from 2003 to 2004, was primarily the result of additional expenses incurred in 2004 in conjunction with our business expansion efforts, as well as a small increase in the cost of teleport services during the year. The 2004 expenses related to business expansion included travel expenses and consulting fees related to establishing a relationship with an agent in Pakistan who will be responsible for exploring potential new satellite business on our behalf in Pakistan.  In 2004 we also incurred expenses relating to development of our new voice termination business, including a total of approximately $45,100 for purchase of voice termination equipment.  The increase in the cost of teleport services in 2004 was the result of our decision to switch to a better satellite star and equipment in order to seek to remain competitive in the telecommunications industry.

Although our revenues increased by approximately 19% from 2003 to 2004, the increase in revenues was offset by the 28% increase in cost of goods sold for the year.  As a result, our gross margin percentage decreased by 5.2% in 2004 as compared to 2003, and gross profit decreased by approximately 4.5%, from $275,453 for the year ended December 31, 2003, to $263,105 for the year ended December 31, 2004.  However, we believe that expenses related to expansion of our business which were incurred in 2004, will begin to have a positive impact on both revenues and gross margin percentage in 2005.  This, in turn, should result in an increase in gross profit in 2005 as compared to 2004.

Operating expenses for the year ended December 31, 2004 totaled $373,454, compared to $332,392 in 2003.  The increase of $41,062, or 12.3%, was primarily due to professional fees related to the reverse takeover and the increase in personnel costs for additional staff.

Our net loss increased substantially during the year ended December 31, 2004, as compared to the year ended December 31, 2003.  For 2004, our net loss was $(106,350), an increase of $55,748, or approximately 110%, as compared to a net loss of $(50,602) for 2003.  However, a substantial portion of the loss in 2003 was the result of the fact that during 2003, we wrote off and charged to bad debt expense a non-trade receivable in the amount of $45,305 from a corporation in which the Company’s directors have a controlling interest.  Without that write-off, our net loss for 2003 would have been only $(5,297).

The increase in our net loss for 2004 as compared to 2003 was the result of all of the factors described above, including the 28% increase in cost of goods sold as compared to the 19% increase in revenues, and the additional general and administration expenses incurred in conjunction with completion of the reverse merger transaction and the expansion of our business.

RESULTS OF OPERATION

THREE MONTHS ENDED MARCH 31, 2005 COMPARED WITH THREE MONTHS ENDED MARCH 31, 2004

Net sales for the three months ended March 31, 2005 were $1,104,454, as compared to $322,408 for the three months ended March 31, 2004.   The increase of $782,046, or approximately 243%, was primarily attributable to the fact that we received substantial revenues in 2005 from new services which were not offered in the 2004.   One of the new services is voice termination services in Hong Kong, from which we received  revenues of approximately $ 35,095 during the three months ended March 31, 2005.  We first began providing voice termination services during the fourth quarter of 2004, and we added a substantial number of new customers during the first quarter of 2005.   The other new service from which substantial revenues were generated during the first quarter of 2005 is new managed network services in Indonesia.  These managed network services include managed broadband services and network build out and system integration services which were provided to new customers in Jakarta, Indonesia.  The new customers in Indonesia are a result of the increase in demand for managed network and cellular services within Jakarta and the neighboring cities.  With the general improvement of the economy and the influx of foreign investment and multi-national corporations, the demand for such services is growing significantly.

Cost of goods sold for the three months ended March 31, 2005 was $896,546 compared to $302,688 for the same period of 2004.  The increase of $593,858 or 196% was the result of initial set up costs for the new voice termination business and initial set up costs for the managed network services in Indonesia, which included building base stations in Jakarta. Although our cost of goods sold increased substantially during the first quarter of 2005 as compared to the same period of 2004, we believe that our investment in equipment needed to provide new services will continue to result in increased revenues in future periods.

The 243% increase in revenues for the period substantially exceeded the 196% increase in cost of goods sold.  As a result, gross margin increased by 19% for the first quarter of 2005 as compared to the first quarter of 2004, and gross profit increased significantly from $19,720 for the three months ended March 31, 2004, to $207,908 for the three months ended March 31, 2005.  The increase in gross margin reflects the well-controlled costs of the satellite business and the substantial profit margin of the new managed broadband business in the Asia Pacific market.

Total operating expenses for the period ended March 31, 2005 totaled $145,401 compared to $77,550 for the same period ended 2004. The increase of $67,851or 87% was primarily attributable to increased expenses in three categories including professional costs for the reverse takeover and expenses related to compliance with public company reporting obligations, an increase in personnel costs as a result of hiring additional staff, and increased travel expenses for members of management as a result of frequent business trips for the exploration and expansion of our new business.

Net profit before tax for the period ended March 31, 2005 was $67,229 as compared to a net loss of  $(56,189) for the period ended March 31, 2004.  Our ability to generate a profit for the period was primarily the result of the expansion of our business to provide new services in various markets in the Asia Pacific region and of our efforts to control the cost of satellite services.  The first quarter of 2005 was the first profitable period of Company operations, and there is no assurance that we will be able to continue to operate profitably in future periods.

LIQUIDITY AND CAPITAL RESOURCES

For the period ended March 31, 2005, the Company’s balance sheet reflects current assets of $1,028,193 and total current liabilities of $865,542, as compared to current assets of $467,589 and current liabilities of $373,515 as of December 31, 2004.  These changes reflect a slight decrease in our liquidity ratio from 1.3 as of December 31, 2004 to 1.2 as of March 31, 2005.

As a result of the rapid expansion of our business during the first quarter of 2005, both our trade accounts receivable and our trade accounts payable increased substantially during the period.   Our trade accounts receivable increased from $154,234 as of December 31, 2004, to $927,918 as of March 31, 2005, an increase of $773,684, or approximately 502%, while our trade accounts payable increased from $236,292 as of December 31, 2004 to $758,527, as of March 31, 2005, an increase of $522,235, or approximately 221%.

We intend to rely on timely collection of our trade accounts receivable and on prepayment deposits and monthly service fees from our customers as our primary sources of cash. Our primary use of cash will be payment of our trade accounts payable and maintenance of our current operations.  However, to the extent our cash flow from operations is sufficient to do so, we intend to use it to continue to gradually expand our current operations.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market and we have not applied for listing or quotation on any public market.

We currently have a total of 22,200,000 shares outstanding, held by a total of 53 holders of record, all of which constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933.  We are publicly offering a total of 1,000,000 shares of our common stock pursuant to a registration statement of which this Prospectus is a part. A total of 675,124 of our presently issued and outstanding shares consist of shares held by persons who were shareholders of Sheffield Products, Inc., prior to the change of control on July 21, 2004 and prior to completion of the share exchange transaction with Digital BVI. A total of 469,374 of such shares are owned by persons who may be deemed to have been promoters or affiliates of Sheffield Products, Inc., prior to the change of control on July 21, 2004.  All of the 675,124 shares may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year.  However, a recent SEC staff interpretation indicated that Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies because such persons may be considered to be underwriters. To the extent the holders of these shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

TRANSFER AGENT

The Company’s transfer agent is Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764.  The phone number is (631) 585-7341.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Child, Sullivan & Company have audited, as set forth in their report thereon appearing elsewhere herein, the financial statements at December 31, 2004 and December 31. 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

CONTENTS

PAGES
Consolidated balance sheets	43
Consolidated statements of operations	44
Consolidated statements of cash flows	45
Notes to unaudited consolidated financial statements	46-49

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	31-Mar-05	31-Dec-04
	(Unaudited)	Audited
	USD	USD
ASSETS
Current assets
Cash and cash equivalents	24,780	71,343
Trade accounts receivable	927,918	154,234
Stock subscription receivable		100,000
Related party receivable	36,346	36,346
Prepaid expenses and other assets	39,149	105,666
Total current assets	1,028,193	467,589
Plant and equipment, net	31,603	34,094
Total assets	1,059,796	501,683

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	758,527	236,292
Accrued expenses	5,378	44,141
Deposits	90,549	81,994
Shareholders' loans	6,515	6,515
Current portion of long-term debt	4,573	4,573
Total current liabilities	865,542	373,515

Long-term debt, less current portion	1,966	3,109

Stockholders' Equity
Common stock - Par value $.001; authorized 200,000,000
shares authorized, 22,200,000 shares
issued and outstanding	22,200	22,200
Additional paid in capital	268,974	268,974
Accumulated deficit	(99,524)	(166,753)
Accumulated other comprehensive income	638	638

Total Stockholders' Equity	192,288	125,059

Total Liabilities and Stockholders' Equity	1,059,796	501,683

See the accompanying notes to the unaudited consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)
	USD	USD

Sales revenues	1,104,454	322,408

Cost of goods sold	896,546	302,688

Gross profit	207,908	19,720

Operating expenses
Depreciation, depletion and amortization	4,110	107
General and administrative	141,291	77,443
	145,401	77,550

Operating income (loss)	62,507	(57,830)

Other income
Other	4,722	1,641
	4,722	1,641

Income (loss) before income tax	67,229	(56,189)

Provision for income taxes	-	-

Net income (loss)	67,229	(56,189)

Net income (loss) per common stock	0.00303	(0.00832)

Weighted average common stock outstanding	22,200,000	6,751,240

 See the accompanying notes to the unaudited consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)
	USD	USD
Operating activities:
Net income (loss)	67,229	(56,189)

Adjustments to reconcile net income (loss) to net cash used in activities:
Depreciation, depletion and amortization	4,110	107
Change in operating assets and liabilities
Increase in trade accounts receivable	(773,684)	(39,875)
Decrease in prepaid expenses and other assets	66,517	83,466
Decrease in stock subscription receivables	100,000	0
Decrease in trade accounts payable	522,235	(8,069)
Decrease in accrued expenses	(38,763)	(11,010)
Increase in deposits	8,555	3,950
Increase in shareholder loan payable	0	1,980
Total adjustments	(111,030)	30,549

Net cash (used in)/provided by operating activities	(43,801)	(25,640)

Investing activities:

Capital expenditures, including:
Purchase of plant and equipment, net	(1,619)	(2,789)

Net cash used in investing activities	(1,619)	(2,789)

Financing activities:

Repayment from long-term debt	(1,143)	(338)
Net cash used in financing activities	(1,143)	(338)

Net change in cash and cash equivalents	(46,563)	(28,767)

Cash and cash equivalents, beginning of period	71,343	64,523
Cash and cash equivalent, end of period	24,780	35,756

See the accompanying notes to the unaudited consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF OPERATIONS

1.

Digital Network Alliance International, Inc. (the Company) was incorporated on August 20, 1997 in the State of Delaware as Sheffield Products, Inc. On August 13, 2004 the Company acquired all of the outstanding stock of Digital Network Alliance Holdings (BVI) Inc., a British Virgin Islands Corporation (Digital BVI) in exchange for stock of the Company. On November 30, 2004 the Company changed its name to Digital Network Alliance International, Inc. The consolidated results of operations are primarily those of Digital BVI and its consolidated subsidiaries.

The principal activities of the consolidated company are that of provision of voice termination, satellite and broadband internet services throughout the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia.

2.

BASIS OF PRESENTATION

The accompanying consolidated financial statements include those of the Company and its wholly owned subsidiaries; Digital BVI, Digital Network Alliance (S) Pte Ltd (Digital S), and Digital Network Alliance (HK) Limited (Digital HK). Digital BVI incorporated in British Virgin Islands on June 4, 2004, Digital S incorporated in the Republic of Singapore on October 19, 2001, and Digital HK incorporated in Hong Kong on November 12, 2001. The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and have been retroactively restated to give effect to the recapitalization due to a reverse merger consummated on August 13, 2004. This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in Singapore and Hong Kong. All necessary intercompany transactions and balances have been eliminated in consolidation, and all necessary adjustments have been made to present the consolidated financial statements in accordance with US GAAP.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Quarterly Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB but do not include all of the information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s 2004 financial statements in Form 10-KSB.  These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements.  The interim operating results are not necessarily indicative of the results for a full year.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. None of the Company’s deposits are insured by the Federal Deposit Insurance Corporation or any other entity of the U.S. government.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable. No receivables have been deemed to be uncollectible as of March 31, 2005.

Prepaid Expenses

Prepaid expenses consist primarily of prepayments made to contractors for circuits and services not yet received by the Company.

Plant and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred.  Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation related to property and equipment used in production is reported in cost of sales.  Property and equipment are depreciated over their estimated useful lives as follows:

Computer equipment

2 years

Office equipment

4 years

Network equipment

3 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company also evaluates the periods of

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Deposits

The Company commonly receives payments of deposit in advance for circuits and voice termination services to be provided to customers. Those deposits are recognized into income in accordance with the Company’s revenue recognition policy, as stated below.

Revenue Recognition

Revenue from provision of voice termination, satellite and broadband internet services is recognized as earned when the following four criteria are met: (1) pervasive evidence of an arrangement exists; (2) delivery has occurred or the services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Expenses

Advertising costs will be expensed when and if incurred. The Company has incurred no advertising expenses to date.

Retirement Benefits

The Company has a defined contribution benefit plan. The Company’s contributions are discretionary. For the period ended March 31, 2005, the contribution made by Digital Network Alliance amounted to $692.

Foreign Currency and Comprehensive Income

The accompanying consolidated financial statements are presented in United States (US) dollars. The functional currency is the Singapore dollar (S$) and Hong Kong dollar (HK$). The consolidated financial statements are translated into US dollars from S$ and HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Non-cash Financing Transaction

During January 2005, the Company has collected the subscription price of $100,000 for 100,000 shares of its common stock from certain private subscribers.  The Company had no stock subscription receivables at March 31, 2005.

Loss Per Share

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants.

The Company had no potentially dilutive securities outstanding at March 31, 2005.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2004

Digital Network Alliance

International, Inc.

Consolidated Financial Statements

December 31, 2004

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D., Kaysville, UT 84037           PHONE: (801) 927-1337   FAX: (801) 927-1344

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders

Digital Network Alliance International, Inc.

We have audited the accompanying consolidated balance sheet of Digital Network Alliance International, Inc. as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Network Alliance International, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company

Kaysville, Utah

March 9, 2005

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEET

	December 31,
Assets	2004	2003
Current assets
Cash and cash equivalents	$ 71,343	$ 3,918
Trade accounts receivable	154,234	79,239
Stock subscription receivable	100,000
Related party receivable	36,346	44,190
Prepayment deposits	105,666	27,907
Total current assets	467,589	155,254

Plant and equipment, net	34,094	2,026

Total assets	$ 501,683	$ 157,280

Liabilities and Stockholders' Equity
Current liabilities
Trade accounts payable	$ 236,292	$ 71,525
Accrued expenses	44,141	12,646
Deposits	81,994
Stockholders' loans	6,515	32,951
Current portion of long-term debt	4,573	4,654
Total current liabilities	373,515	121,776

Long-term debt, less current portion	3,109	11,009

Stockholders' Equity
Common stock; $.001 par value, 200,000,000
shares authorized, 22,200,000 shares
issued and outstanding	22,200	6,751
Additional paid in capital	268,974	15,976
Accumulated deficit	(166,753)	(9,801)
Accumulated other comprehensive income	638	1,909

Total Stockholders' Equity	125,059	14,835

Total Liabilities and Stockholders' Equity	$ 501,683	$ 147,620

See notes to the consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended
	December 31,
	2004	2003

Sales revenues	$ 1,244,939	$ 1,044,579

Cost of goods sold	981,834	769,126

Gross profit	263,105	275,453

Operating expenses
Distribution and selling expenses	12,422	8,277
General and administrative expenses	361,032	324,115
Total operating expenses	373,454	332,392

Net operating loss	(110,349)	(56,939)

Other income (expense)
Interest expense	(924)	(2,676)
Other	4,923	9,013

Total other income (expense)	3,999	6,337

Net loss before taxes	(106,350)	(50,602)

Taxes	-	-

Net loss	$ (106,350)	$ (50,602)

Net loss per common share	$ (0.01)	$ (0.01)
Weighted average common shares outstanding	11,880,000	6,751,240

See notes to the consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Accumulated
						Other
	Common	Common	Additional	Comprehensive	Retained	Comprehensive
Balances at:	Shares	Stock	Paid in Cap	Income	Earnings	Income	Totals

December 31, 2002	6,751,240	$ 6,751	$ 15,976		$ (9,801)	$ 1,909	$ 14,835

Comprehensive income:							-
Net income (loss)	-	-	-	$ (50,602)	(50,602)	-	(50,602)
Foreign currency
translation	-	-	-	(908)	-	(908)	(908)
Comprehensive income:	-	-	-	$ (51,510)	-	-	-

December 31, 2003	6,751,240	6,751	15,976		(60,403)	1,001	(36,675)

Issued shares in merger	13,248,760	13,249	53,198				66,447
Issued shares for cash	200,000	200	199,800				200,000
Issued shares for services	2,000,000	2,000	-				2,000
Comprehensive income:
Net income (loss)	-	-	-	$ (106,350)	(106,350)	-	(106,350)
Foreign currency
translation	-	-	-	(363)	-	(363)	(363)
Comprehensive income:	-	-	-	$ (106,713)	-	-	-

December 31, 2004	22,200,000	$ 22,200	$ 268,974		$ (166,753)	$ 638	$ 125,059

See notes to the consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended
	December 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(106,350)	$(50,602)
Adjustments to reconcile net loss
to net cash provided by (used in) operating activities:
Depreciation and amortization	7,262	1,705
Loss from write-off of related party receivable	-	45,305
Stock issued for services	2,000	-
Changes in operating liabilities and assets:
Trade accounts receivable	(61,944)	(13,051)
Related party receivables	(36,346)	(1,115)
Prepaid expenses and other assets	(4,318)	(73,441)
Trade accounts payable	50,390	114,377
Related party payables	(37,236)	17,046
Accrued expenses	31,851	(356)
Deposits	37,724	11,319
Net cash provided by (used in) operating activities	(116,967)	51,187

Cash flows from investing activities:
Purchases of fixed assets	(38,970)	(2,065)
Net cash used in investing activities	(38,970)	(2,065)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	-
Principal payments on long-term debt	(3,327)	(4,654)
Proceeds from stockholders' loans	-	17,045
Stock issuance	166,447	-
Net cash provided by financing activities	163,120	12,391

Effect of rate changes on cash	(363)	(908)

Increase in cash and cash equivalents	6,820	60,605

Cash and cash equivalents, beginning of year	64,523	3,918
Cash and cash equivalents, end of year	$71,343	$64,523

Cash paid for interest	$924	$2,676
Cash paid for income taxes	$-	$-

See notes to the consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

NATURE OF OPERATIONS

Digital Network Alliance International, Inc. (the Company) was incorporated on August 20, 1997 in the State of Delaware as Sheffield Products, Inc. On August 13, 2004 the Company acquired all of the outstanding stock of Digital Network Alliance Holdings (BVI) Inc., a British Virgin Islands Corporation (Digital BVI) in exchange for stock of the Company. On November 30, 2004 the Company changed its name to Digital Network Alliance International, Inc. The consolidated results of operations are primarily those of Digital BVI and its consolidated subsidiaries.

The principal activities of the consolidated company are that of provision of voice termination, satellite and broadband internet services throughout the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia.

2.

BASIS OF PRESENTATION

The accompanying consolidated financial statements include those of the Company and its wholly owned subsidiaries; Digital BVI, Digital Network Alliance (S) Pte Ltd (Digital S), and Digital Network Alliance (HK) Limited (Digital HK). Digital BVI incorporated in British Virgin Islands on June 4, 2004, Digital S incorporated in the Republic of Singapore on October 19, 2001, and Digital HK incorporated in Hong Kong on November 12, 2001. The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and have been retroactively restated to give effect to the recapitalization due to a reverse merger consummated on August 13, 2004. This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in Singapore and Hong Kong. All necessary intercompany transactions and balances have been eliminated in consolidation, and all necessary adjustments have been made to present the consolidated financial statements in accordance with US GAAP.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. None of the Company’s deposits are insured by the Federal Deposit Insurance Corporation or any other entity of the U.S. government.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable. No receivables have been deemed to be uncollectible as of December 31, 2004 and 2003.

Prepaid Expenses

Prepaid expenses consist primarily of prepayments made to contractors for circuits and services not yet received by the Company.

Plant and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred.  Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation related to property and equipment used in production is reported in cost of sales.  Property and equipment are depreciated over their estimated useful lives as follows:

Computer equipment

2 years

Office equipment

4 years

Network equipment

3 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company also evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Deposits

The Company commonly receives payments of deposit in advance for circuits and voice termination services to be provided to customers. Those deposits are recognized into income in accordance with the Company’s revenue recognition policy, as stated below.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue from provision of voice termination, satellite and broadband internet services is recognized as earned when the following four criteria are met: (1) pervasive evidence of an arrangement exists; (2) delivery has occurred or the services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Expenses

Advertising costs will be expensed when and if incurred. The Company has incurred no advertising expenses to date.

Retirement Benefits

The Company has a defined contribution benefit plan. The Company’s contributions are discretionary. For the years ended December 31, 2004 and 2003, the contribution made by Digital Network Alliance amounted to $6,574 and $5,572 and respectively.

Foreign Currency and Comprehensive Income

The accompanying consolidated financial statements are presented in United States (US) dollars. The functional currency is the Singapore dollar (S$) and Hong Kong dollar (HK$). The consolidated financial statements are translated into US dollars from S$ and HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Non-cash Financing Transaction

During November 2004 the Company issued 100,000 shares of its common stock to certain private subscribers. The subscription price of $100,000 was collected in full in January 2005, and is therefore classified as a current asset on the balance sheet dated December 31, 2004.

Loss Per Share

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table:

	Year ended December 31,
	2004	2003
NUMERATOR FOR BASIC AND DILUTED LPS
Net loss to common stockholders	$ (106,350)	$ (50,602)

DENOMINATOR FOR BASIC AND DILUTED LPS
Weighted average shares of common stock outstanding	11,880,000	6,751,240

LPS - Basic and diluted	$ (0.01)	$ (0.01)

The Company had no potentially dilutive securities outstanding at December 31, 2004 and 2003.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

BUSINESS COMBINATIONS

On July 21, 2004, Digital BVI acquired the outstanding stock of Digital S and Digital HK from Digital Network Alliance Holdings Pte., Ltd. (incorporated on March 18, 2002 in the Republic of Singapore). After the acquisition, the previous controlling owners and directors of the seller became the controlling owners and directors of Digital BVI. On August 13, 2004 the Company acquired the outstanding stock of Digital BVI. The controlling owners and directors of Digital BVI became the controlling owners and directors of the Company. The combinations are accounted for as reverse merger transactions. Consequently, the accompanying financial statements are substantially those of the consolidated operating companies, Digital S and Digital HK, with a recapitalization to show the effect of the reverse mergers.

5.

ISSUANCE OF COMMON STOCK

On August 13, 2004, the Company issued 13,248,760 shares of its common stock in exchange for all of the outstanding shares of Digital BVI. Prior to this issuance, the Company amended its Articles of Incorporation to increase authorized common shares from 10,000,000 to 200,000,000.

On November 14, 2004, the Company entered into subscription agreements with private investors to sell 200,000 shares of its common stock at a price per share of $1.00. At December 31, 2004 $100,000 of the subscription was collected. The remaining $100,000 was collected in January 2005.

On October 18, 2004 the Company entered into an agreement to receive consulting services in exchange for 300,000 common shares of the Company. The agreement completed on December 18, 2004, at which time the Company issued the shares. Management valued the transaction at par, or $.001 per share, for an aggregate amount of $300.

On October 18, 2004 the Company entered into an agreement to receive consulting services in exchange for 1,700,000 common shares of the Company. The agreement completed on December 18, 2004, at which time the Company issued the shares. Management valued the transaction at par, or $.001 per share, for an aggregate amount of $1,700.

6.

RELATED PARTY TRANSACTIONS

The Company had a balance due from a corporation in which the Company’s directors have a controlling interest. The amount was non-trade in nature, unsecured and interest free and repayable on demand. During the year ended December 31, 2003, the total of $45,305 was written off and charged to bad debt expense.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.

RELATED PARTY TRANSACTIONS (Continued)

The Company has a balance due from Strong Win Limited, a stockholder of the Company.  The receivable originated when a consolidated subsidiary made advances related to the reverse acquisition of the Company on behalf of the stockholder.  The receivable bears no interest and is payable on demand. The balance at December 31, 2004 is $36,346.

The Company has an unsecured loan due to a stockholder at December 31, 2004 in the amount of $6,515. The loan is interest free and repayable on demand.

7.

PLANTS AND EQUIPMENT

Plant and equipment consist of the following at December 31,:

	2004	2003
Computer equipment	$ 9,536	$ 3,292
Office equipment	1,133	1,133
Network equipment	32,727	-
Subtotal	43,396	4,425
Less: accumulated depreciation	(9,302)	(2,039)
Net plant and equipment	$ 34,094	$ 2,386

8.

LONG TERM DEBT

On July 30, 2002, the Company’s Singapore Subsidiary entered into a bank loan of $17,045. The loan is secured by the directors’ personal guarantees, bears interest at the rate of 5%, and is repayable in monthly installments of $355. Loan balances at December 31, 2004 and 2003 are $7,682 and $11,009, respectively. Future maturities are as follows:

2005	$ 4,573
2006	3,109
2007	-
2008	-
2009	-
Totals	$ 7,682

9.

TAXES

As of December 31, 2004 and 2003, the Company incurred tax losses of $60,337 and $4,248, respectively, which are available to offset future taxable income subject to agreement by the Singapore and Hong Kong Comptroller of Income tax. The net

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

operating loss totals $68,488. A valuation allowance has been provided for the entire amount of the resulting deferred tax asset, as management is of the opinion that the realization of these benefits from tax loss carryforward is uncertain as it is contingent on the future taxable profitability of the Company.

10.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock”. The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004. The Company currently has no equity investments other than its consolidated subsidiaries. As such, this standard has no application to the Company.

In November 2004, the FASB issued Statement No. 151, “Inventory Costs”. SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the financial statements.

In December 2004, the FASB issued Statement No. 153, “Exchange of Non-Monetary Assets”. SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) may have an adverse effect on its results of operations, should the Company issue stock options to its employees under its 2001 Stock Option Plan.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  However, under the terms of Delaware General Corporation Law, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company.  The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be     permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$ 423.72
Accounting Fees and Expenses	$ 5,000.00
Legal Fees	$ 25,000.00
Printing and Postage	$ 3,000.00
Transfer Agent Fees	$ 2,500.00
Miscellaneous	$ 2,500.00
TOTAL	$ 38,423.72

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date of Sale	Shares	Aggregate Purchase Price	Purchase Price Per Share
Thomas Walsh (1)	11/1/2002	2,000	$1,000	$ 0.50
Mid-Continental Securities Corp. (1)	3/10/2003	12,600	$1,260	$ 0.10
Shelly Lea Bennett (1)	3/10/2003	7,000	$ 3,500	$ 0.50
Kevin J. Hacker (1)	3/10/2003	2,000	$1,000	$ 0.50
Terence Yap Wing Khai (3)	8/13/2004	2,152,924	n/a	n/a
Edward Chan Chi Fai (3)	8/13/2004	2,152,924	n/a	n/a
Eppie Wong Yuk Ping (3)	8/13/2004	1,800,507	n/a	n/a

Michael Yap Chee Keong (3)	8/13/2004	1,845,553	n/a	n/a
Strong Win Limited (3)	8/13/2004	1,100,972	n/a	n/a
Wilson Kin Cheung (3)	8/13/2004	998,957	n/a	n/a
Mid-Continental Securities Corp. (4)	8/13/2004	699,534	n/a	n/a
Michelle P. Suppes (4)	8/13/2004	400,112	n/a	n/a
Anna Herbst (4)	8/13/2004	99,365	n/a	n/a
Keen Associates Limited (4)	8/13/2004	998,956	n/a	n/a
Topworth Assets Limited (3)	8/13/2004	998,956	n/a	n/a
Joseph Dowling (2)	11/15/2004	50,000	$50,000	$1.00
Robbin J. Olson (2)	11/15/2004	25,000	$25,000	$1.00
Steve Bushansky (2)	11/15/2004	3,000	$3,000	$1.00
Joseph Pioppi (2)	11/15/2004	2,000	$2,000	$1.00
Shelley Bennett (2)	11/15/2004	10,000	$10,000	$1.00
John Pioppi (2)	11/15/2004	4,000	$4,000	$1.00
Cosmo Palmieri (2)	11/15/2004	4,000	$4,000	$1.00
Frank Pioppi (2)	11/15/2004	2,000	$2,000	$1.00
Over-C Business Solutions Ltd. (2)	11/15/2004	100,000	$100,000	$1.00

(1)  Sale of shares pursuant to Section 4(2) of the Securities Act of 1933.  As a result of a pre-existing relationship with each investor, the Company was able to confirm the financial sophistication of the investor or the status of the investor as an accredited investor.

(2)  Sale of our common stock pursuant to Section 3(b) of the Securities Act and Rule 505 promulgated hereunder.

(3)  Issuance of shares pursuant to Regulation S in conjunction with closing of share exchange transaction with Digital Network Alliance Holdings (BVI), Inc.

(4)  Issuance of shares pursuant to Section 4(2) of the Securities Act in conjunction with closing of share exchange transaction with Digital Network Alliance Holdings (BVI), Inc.

All of the securities sold for cash were offered and sold through our officers and directors in reliance upon exemptions from registration either under Section 4(2) of the Securities Act, Section 3(b) of the Securities Act and Rule 505 promulgated thereunder, or Regulation S under the Securities Act of 1933.  The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act or Regulation S.  All such transactions were private offerings made without advertising or public solicitation.  Purchasers who purchased shares for cash signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption from registration is available.  In addition, a restrictive legend was placed on all share certificates representing the shares.  Purchasers who acquired shares in the share exchange transaction signed an investment representation acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available.  In addition,  a restrictive legend was placed on all share certificates representing the shares.

EXHIBITS

2.1

Stock Purchase Agreement, dated July 21, 2004 among Strong Win Limited, a British Virgin Islands Corporation,  those persons who execute this Agreement as Sellers,  (hereinafter referred to as “Seller”), and Sheffield Products, Inc., a Delaware corporation (herein incorporated by reference to the Company's Current Report on Form 8-K filed on July 23, 2004 ).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).

3.2

Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).

5.1

Opinion of Corporate Counsel *

10.1

Supplemental Agreement dated November 29, 2004 between China Digital satNet Limited (“CSN”) and Digital Network Alliance (HK) Limited (“DNA”) and supplemental to the Service Agreement No. CSN/BUS/TRA/03/C007 (“the Service Agreement”). *

10.2

Master Services Contract Between Parkview (Suites) Limited and Digital Network Alliance (HK) Limited, dated April 16, 2002. *

10.3

Service Partnership Agreement between Pt. Circlecom Nusantara Indonesia and Digital Network Alliance (S) Pte., Ltd., dated December 1, 2001.*

SERVICE PARTNERSHIP AGREEMENT

Between

PT. CIRCLECOM NUSANTARA INDONESIA

And

DIGITAL NETWORK ALLIANCE (S) PTE LTD

Dated

1 DECEMBER 2001

DNA

Page 1

telecommunication and Internet system where the service provider has failed to comply with the Agreement and Service Order;

5.11 **Circlecom** takes out and maintains in force public liability insurance in Indonesia.

DNA

Page 4

8.7 ***Entire Agreement*** This Agreement contains the entire agreement between Circlecom and DNA with respect to its subject matter and supersedes all prior agreements, arrangements or understandings between Circlecom and DNA with respect to that subject matter.

8.8 ***Waiver*** No failure or delay in exercising any right, power or remedy under this Agreement will operate as a waiver by DNA. Moreover, no single or partial waiver of any right, power or remedy by DNA will preclude any other or further exercise of that or any other right, power or remedy by DNA.

8.9 ***Severance*** Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. This shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of that provision in any other jurisdiction.

8.10 ***Law*** This Agreement is governed by and construed in accordance with the laws of Singapore. The parties submit to the non-exclusive jurisdiction of the Singapore courts.

8.11 ***Language*** If this Agreement is available in one or more language versions, the English version will prevail.

Signed on behalf of
PT. Circlecom Nusantara Indonesia
by its duly authorized representative

circleCOM
PT CIRCLECOM NUSANTARA INDONESIA

....
Signature

Adri J Tanzil
Director of Operations

....
Date Dec 1st, 2001.

Signed on behalf of
Digital Network Alliance (S) Pte. Limited.
by its duly authorized representative

DIGITAL NETWORK ALLIANCE (S) PTE LTD

....
Signature

Director
YAP Chee Keong Michael
....
Date 1st December 2001

DNA

Page 6

10.4

 France Telecom Service Order Form. *

10.5

Service Partnership Agreement between PT. Dwi Tungal Putra and Digital Network Alliance (S) PTE, LTD *

23.1

Consent of  Certified Public Accountants *

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

*  filed herewith

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a)(3) of the  Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2)  For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Wanchai, Country of Hong Kong on May 31, 2005.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

/s/ Terence Yap, President and Director

Date:   May 31, 2005

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Terence Yap, President and Director

Date:  May 31, 2005

/s/ Eppie Wong, Chief Financial Officer and Director

Date:  May 31, 2005

/s/ Edward Chan, Chief Operations Officer and Director

Date:  May 31, 2005

/s/ Michael Yap, Director

Date:  May 31, 2005

/s/ Leslie Ter Chiew Kim

Date: May 31, 2005